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Exhibit 10.5

                      AMENDED AND RESTATED COMMERCIAL NOTE

$19,892,340                                                      January 6, 2007
                                                       Beverly Hills, California

     FOR VALUE RECEIVED, ON DEMAND, the undersigned (hereinafter referred to as "Maker"), promises to pay to the order of STANFORD INTERNATIONAL BANK LTD. (hereinafter referred to as "Lender"), at its office at c/o Stanford Financial
Group, 6075 Poplar Avenue, Memphis, TN 38119 or at such other place as the Lender shall from time to time designate in writing, ON DEMAND the principal sum of NINETEEN MILLION EIGHT HUNDRED NINETY TWO THOUSAND THREE HUNDRED FORTY DOLLARS ($19,892,340) or such principal portion thereof as shall be outstanding under the Commercial Loan Agreement dated October 1, 2003, as amended to date, between Maker and Lender (the "Loan Agreement"), with interest from the date hereof, computed on a 360-day year, on so much of said principal sum as shall from time to time be outstanding, at the daily average of the Prime Rate as reported in the Wall Street Journal, together with all its reasonable costs, expenses and attorney's fees incurred or charged in any action or proceeding for collection of said debt or in any litigation arising from or concerning said debt or in foreclosing or otherwise recovering on any mortgage or security interest securing said debt or in protecting or sustaining the lien and/or priority of any such mortgage or security interest. Said interest shall be payable at the aforesaid rate, or at the rate in effect as hereinafter provided, whether before or after maturity, by acceleration or otherwise, or whether or not judgment has been obtained, and after judgment, on the full amount of said judgment, at the greater of the legal rate or the rate then in effect hereunder.

     From the date hereof interest on the daily outstanding principal balance for the actual number of days elapsed in each payment period shall be due and payable in monthly payments in arrears commencing January 10, 2007 and continuing on the 10th day of each month thereafter until the entire outstanding principal balance and accrued and unpaid interest thereon has been paid in full. All principal and interest evidenced by this Note shall be due and payable ON DEMAND without the necessity of notice. All payments of principal or interest shall be considered received by Lender upon receipt of good funds as defined by Lender's financial depository.

     This Note completely amends, restates, and replaces that certain promissory note in the amended original principal amount of $10,850,000, dated March 29, 2005, executed by Maker in favor of Lender. Within 60 days hereof, the Lender shall return to the Maker the original of the prior promissory note.

     This Note is subject in all respects to the terms and conditions of the Loan Agreement, as amended, including without limitation Events of Default as defined therein.

     It is agreed that time is of the essence of this Note, and that in the event of default in the payment of any such installment of principal and/or interest for a period of five (5) days after the same is due and payable or upon default under any of the terms, conditions and/or provisions contained in this

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Note or upon the  occurrence  of an Event of Default  under the Loan  Agreement, then, and in any of said events, the unpaid remaining principal balance of this indebtedness together with all accrued and unpaid interest thereon and all other amounts due hereunder shall immediately become due and payable, at the option of Lender without the necessity for demand or notice; and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time. If any such default shall occur, then, interest shall accrue, on and after the first day of said default, for the period for which any such payment was due, and during such period of five (5) days or other expired applicable cure period, and at all times while such default continues, on all principal and due and unpaid interest, at a rate five percent (5%) per annum higher than the rate above stated and said interest shall be due and payable on the first day of each month while any such default exists.

     Maker shall pay a late charge equal to five percent (5%) of any installment not paid within five (5) days of the due date thereof. Maker reserves the right to prepay this note in full or in part at any time without any prepayment penalty.

     Any deposits, securities or other property of the Maker, (exclusive of deposits, securities or other property held by the undersigned in a fiduciary capacity for the benefit of others) which are at anytime within Lender's possession or control may be held and treated as collateral security for the payment of this note, and Lender shall have a lien thereon and right to setoff the same against any sums due hereunder.

     Notwithstanding any provisions of this Note, in the event that the rate of interest charged hereunder shall at any time exceed the maximum rate allowed by law, the interest rate payable hereunder shall be deemed to be the maximum rate allowed by law and any payments in excess of the maximum rate allowed by law shall be deemed principal payments and applied against the principal balance hereof.

     The Maker hereby represents and warrants that it has at least $2,000,000 of total assets for purposes of Section 25118 of the California Corporations Code.

     Upon failure to pay the indebtedness secured hereby in full at maturity, whether stated or by acceleration, Lender is authorized and empowered to sell the whole or any part of the Collateral then held by it in such manner as Lender sees fit and is consistent with applicable law. Sale of part of the Collateral shall not exhaust Lender's power of sale, but sales may be made from time to time until all the Collateral is sold, or until the debts hereby secured are paid in full. Lender shall receive the proceeds of such sale or sales and shall apply those proceeds in the order stipulated in the relevant provisions of the California Commercial Code. If this Note is placed in the hands of an attorney for collection or is collected in whole or in part through any judicial or arbitral proceedings, Maker agrees to pay Lender's attorney's fees and costs.

     THE MAKER HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER IN CONNECTION WITH ANY AND ALL PREJUDGMENT REMEDIES THE HOLDER HEREOF MAY BECOME ENTITLED TO BY VIRTUE OF ANY DEFAULTS OR PROVISIONS OF THE NOTE SECURING THE SAME.


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     THE MAKER  WAIVES A TRIAL BY JURY IN ANY ACTION  WITH  RESPECT TO THIS NOTE
AND AS TO ANY ISSUE ARISING RELATING TO THIS NOTE OR TO THE INSTRUMENTS SECURING THIS NOTE.

     TO INDUCE LENDER TO ENTER INTO THE COMMERCIAL LOAN TRANSACTION EVIDENCED BY THIS NOTE, MAKER AGREES THAT THE SAID TRANSACTION IS COMMERCIAL AND NOT A CONSUMER TRANSACTION AND WAIVES ANY RIGHT OF MAKER TO NOTICE AND HEARING, JURY TRIAL AND THE POSTING OF BOND BY LENDER UNDER ANY STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZED LENDER'S ATTORNEY TO ISSUE A WRIT FOR
PREJUDGMENT REMEDIES WITHOUT A COURT ORDER PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

     Presentment, protest and notice are hereby waived.

                                                      SUPERIOR GALLERIES, INC.



                                                      By: /s/ Silvano DiGenova
                                                         -----------------------

                                                         Silvano DiGenova
                                                         Chief Executive Officer















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